UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 22, 2013

Huntington Preferred Capital, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	000-33243	31-1356967
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

41 South High Street, Columbus, Ohio		43287
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	614-480-8300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Donald R. Kimble has resigned from the position of president (principal executive officer) and from the board of directors of Huntington Preferred Capital, Inc. effective May 22, 2013.

On May 23, 2013, the board of directors appointed David S. Anderson to serve as president (principal executive officer). Previously Mr. Anderson served as vice president, from May 13, 2010, and treasurer from December 13, 2010 (principal accounting officer and principal financial officer). Mr. Anderson is also a director. Mr. Anderson, age 58, was appointed interim chief financial officer for Huntington Bancshares Incorporated on May 22, 2013, and has served as executive vice president and controller of Huntington Bancshares Incorporated and The Huntington National Bank since November 30, 2009. Prior to joining Huntington, Mr. Anderson served as corporate controller with Citizens Financial Group in Providence, Rhode Island, beginning in April 1995.

Also on May 23, 2013, the board of directors appointed Joseph D. Canfield, Jr. to serve as treasurer (principal financial officer and principal accounting officer). Mr. Canfield, age 42, also serves as vice president, since May 10, 2012, and director, since May 9, 2013. Mr. Canfield has served as a vice president and corporate segment controller for The Huntington National Bank since December 2011. Mr. Canfield, a certified public accountant since 1994, owned and operated a material handling solutions provider in Columbus, Ohio from 2002 until joining Huntington. Mr. Canfield was with PricewaterhouseCoopers LLP from 1992 to 2002, serving as a Senior Manager from 2000 to 2002.

The board of directors also appointed Todd Beekman, an employee of Huntington Bancshares Incorporated, to serve as a director effective May 23, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huntington Preferred Capital, Inc.

May 23, 2013	By:	/s/ Richard A. Cheap

Name: Richard A. Cheap
Title: Vice President